Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

CaliberCos Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	Rule 457(h)	7,634,283 (2)	$4.00 (3)	$30,537,132	$0.00011020	$3,365.19
Equity	Common Stock, par value $0.001 per share	Rule 457(h)	1,966,978 (4)	$4.55 (5)	$8,949,750	$0.00011020	$986.26
Equity	Common Stock, par value $0.001 per share	Rule 457(h)	396,955 (6)	$4.00 (3)	$1,587,820	$0.00011020	$174.98
Total Offering Amounts					$41,074,702		$4,526.43
Total Fees Previously Paid					0		0
Total Fee Offsets					0		0
Net Fee Due							$4,526.43

(1)	This Registration Statement covers, in addition to the number of shares of the Registrant’s common stock (“Common Stock”) stated above, such indeterminate number of any additional shares of Common Stock that may become issuable under the CaliberCos Inc. Amended and Restated 2017 Incentive Stock Plan, by reason of any stock split, stock dividend or similar transaction pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents shares of common stock available and reserved for issuance under the CaliberCos Inc. Amended and Restated 2017 Incentive Stock Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $4.00, the maximum initial public offering price of the Registrant’s common stock set forth in the Registrant’s prospectus dated May 17, 2023 relating to its initial public offering.

(4)	Represents shares of Common Stock underlying outstanding stock options under the CaliberCos Inc. Amended and Restated 2017 Incentive Stock Plan as of the date of this Registration Statement.

(5)	Pursuant to Rule 457(h) promulgated under the Securities Act, based on the weighted-average exercise price for such options.

(6)	Represents shares of Common Stock underlying outstanding restricted stock units under the CaliberCos Inc. Amended and Restated 2017 Incentive Stock Plan as of the date of this Registration Statement.